UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED):
August 20, 2008
SGX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	000-51745 (Commission file number)	06-1523147 (IRS employer identification number)
10505 ROSELLE STREET
SAN DIEGO, CALIFORNIA 92121
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(858) 558-4850
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE
     On August 20, 2008, SGX Pharmaceuticals, Inc. (the “Company”) completed its merger with REM Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Eli Lilly and Company (“Lilly”) (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 8, 2008, entered into among the Company, Merger Sub and Lilly. The Merger became effective on August 20, 2008 (the “Effective Time”), pursuant to the Certificate of Merger that was filed with the Secretary of State of the State of Delaware on such date. As a result of the Merger, the Company continued as the surviving corporation (the “Surviving Corporation”), wholly-owned by Lilly.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     The disclosure set forth below under Item 5.01 is incorporated by reference herein.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing or Standard; Transfer of Listing.
     The Information disclosed in the Introductory Note is incorporated by reference herein.
     In connection with the completion of the Merger on August 20, 2008, the Company notified The Nasdaq Global Market (“Nasdaq”) of the effectiveness of the Merger. As a result of the Merger, the Company no longer meets the numerical listing requirements of Nasdaq. The Company also notified Nasdaq that each share of the Company’s common stock, par value $0.001 per share (the “Company’s Common Stock”), issued and outstanding immediately prior to the Effective Time (other than those shares owned by Lilly or Merger Sub or by stockholders of the Company who have validly exercised their appraisal rights under Delaware law) was converted into the right to receive $3.00 per share in cash, without interest and less any required withholding taxes (the “Merger Consideration”), and requested that Nasdaq file a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to the Company’s Common Stock.
     On August 20, 2008, Nasdaq filed with the Securities and Exchange Commission an application on Form 25 to report that shares of the Company’s Common Stock are no longer listed on Nasdaq. Trading of the Company’s Common Stock on Nasdaq was suspended as of the closing of trading on August 20, 2008.
Item 3.03 Material Modification to Rights of Security Holders.
     In connection with the consummation of the Merger, each share of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time (other than those shares owned by Lilly or Merger Sub or by stockholders of the Company who have validly exercised their appraisal rights under Delaware law) was converted into the right to receive the Merger Consideration. At the Effective Time, the Company’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.
Item 5.01 Changes in Control of Registrant.
     The information disclosed in the Introductory Note is incorporated by reference herein. A copy of the Merger Agreement is incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated as of July 8, 2008.

     Under the Merger Agreement, each share of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time (other than those shares owned by Lilly or Merger Sub or by stockholders of the Company who have validly exercised their appraisal rights under Delaware law) was converted into the right to receive the Merger Consideration. In addition, each outstanding option or warrant to purchase shares of the Company’s Common Stock was converted into the right to receive a cash payment equal to the excess of $3.00 over the per share exercise price for such option or warrant multiplied by the number of shares of the Company’s Common Stock subject to such option or warrant. Aggregate consideration for the Merger was approximately $64.0 million funded from Lilly’s existing cash balances.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, and the accompanying exhibits, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated as of July 8, 2008.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Pursuant to the Merger Agreement, at the Effective Time, the Certificate of Incorporation of the Company was amended and restated to be in the form of the Certificate of Incorporation of Merger Sub. The Amended and Restated Certificate of Incorporation of the Company is attached as Exhibit 3.1 hereto and incorporated herein by reference.
     Pursuant to the Merger Agreement, at the Effective Time, the bylaws of Merger Sub became the bylaws of the Surviving Corporation. The Amended and Restated Bylaws of the Surviving Corporation are attached as Exhibit 3.2 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

2.1 Agreement and Plan of Merger, dated as of July 8, 2008, among Eli Lilly and Company, REM Merger Sub, Inc. and SGX Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated July 8, 2008).
3.1 Amended and Restated Certificate of Incorporation of SGX Pharmaceuticals, Inc.
3.2 Amended and Restated Bylaws of SGX Pharmaceuticals, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGX PHARMACEUTICALS, INC.
Date: August 22, 2008	By:	/s/ Thomas W. Grein
		Name:	Thomas W. Grein
		Title:	Treasurer